EXHIBIT 10.16
                                                                   -------------

                           WEBSITE PURCHASE AGREEMENT

     AGREEMENT (the "Agreement") is entered into as of this day of April, 2005 by and between Peter Jonnes, an individual representing himself, with a business address of________________ (the "Seller") and TouchStone Capital Group, Inc., a Delaware corporation having its principal place of business at 1538 Turnpike Street, North Andover, Massachusetts 01845 (the "Buyer").

     WHEREAS, Seller is the owner of certain domain names and websites; and

     WHEREAS, Seller desires to sell all of its right, title and interest in and to certain domain names, websites set forth on Exhibit A attached hereto and the intellectual property content embodied therein (collectively, the "Websites"), in accordance with the terms and conditions of this Agreement; and

     WHEREAS, Buyer desires to purchase the Websites, in accordance with the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties agree as follows:

                                    ARTICLE I
                          SALE AND PURCHASE OF WEBSITES
                          -----------------------------


     1.1 Transfer of Websites. Subject to the terms and provisions hereof, Buyer shall purchase and acquire from Seller, and Seller shall sell, transfer and convey to Buyer, all title, interest and rights as well as obligations of Seller in the Websites.

     1.2 Encumbrances. The sale and transfer of the Websites, shall, at the time of Closing (as hereinafter defined), be free and clear of all obligations, security interests, liens, and encumbrances whatsoever.

     1.3 Purchase Price. The purchase price shall be as follows:

     (a) Upon the terms and subject to the conditions of this Agreement, Seller agree to sell, convey, assign and transfer, and Buyer agrees to purchase, the Websites, for One Hundred Five Thousand ($105,000.00) Dollars, to be paid or payable by Buyer to Seller FOR the Website and the noncompetition covenant provided FOR IN Section 6.1 (the "Purchase Price").

     (b) The Purchase Price shall be paid by the Buyer in three (3) equal installments of Thirty Five Thousand ($35,000.00) Dollars on: (i) the date of the Closing, (ii) four (4) months from the date of the Closing, and (iii) January 1, 2006. Furthermore, all monies and revenues generated by the Websites prior to the Closing shall revert to Seller, and, to the extent any revenues or payments generated prior to the Closing are collected or received by Buyer, then Buyer shall, within ten (10) days if its receipt of same, forward all such revenues and payments to Seller. Subject to the terms and conditions of Section 5.2 below, all payments and financial obligations in this Agreement are non-cancelable and nonrefundable. If Buyer fails to timely pay any amount due to Seller hereunder, Buyer agrees to pay late charges of one and one-half percent (1 %2%) per month, or the highest rate permitted by law.

     1.4 Closing. The completion of the contemplated transactions (the "Closing") shall take place upon the execution of this Agreement as of the date first written above.

     1.5 No Assumed Liabilities. Notwithstanding any other provision in this Agreement, Buyer shall not assume, or be deemed to have assumed or guaranteed, or otherwise be responsible for any liability, obligation or claims of any nature incurred by Seller prior to the Closing, relating to or arising out of Seller's ownership, use or exploitation of the Websites, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown, or whether arising out of acts or occurrences of Seller or any other third party prior to the Closing (the "Excluded Liabilities").

     1.6 Ongoing Liabilities. Notwithstanding anything herein to the contary Buyer shall assume all ongoing liabilities associated with the Websites, including without limitation: (i) all obligations to support, maintain, enhance and keep current the Websites, and any content or data provided by or through the Websites, (ii) separately contract for all Third Party Materials; (iii) market, sell and develop channels for the Websites; and (iv) all other duties, tasks and obligations normally associated with the operating and support of intenet web sites (collectively the "Ongoing Liabilities"), In the event Buyer requests Seller's assistance in any of the foregoing, then Seller shall assist Buyer with general transition concerns (excluding any and all research & development system coding work) to be communicated remotely via email or phone for a period of Twelve (12) weeks following the date of this Agreement, at no additional cost and expense. Nothing in this provision shall affect or restrict the Seller's obligations to satisfy the Excluded Liabilities, and in no event shall an Ongoing Liability be deemed an Excluded Liability.


                                   ARTICLE II
                   REPRESENTATIONS AND WAR WARRANTIES OF SELLER
                   --------------------------------------------

           Seller represents and warrants to Buyer as follows:

     2.1 Corporate Existence and Authority. Seller has full power and authority to execute and deliver this Agreement and the agreements contemplated hereby, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

     2,2 Authorization; Binding Effect. This Agreement has been duly and validly executed and delivered by Seller and, upon the execution and delivery thereof by the Buyer, will constitute the Legal, valid and binding obligations of Seller enforceable against it in accordance with its terms.

     2.3 Absence of Conflicts. Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller will not, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Seller or by which Seller or any of ITS properties is bound or affected; or breach any agreement relating to the Websites to which Seller is a party.

     2.4 Non-Infringement. The Websites do not infringe any existing United States patents, copyrights, trade secrets, trademarks or other proprietary rights of any third parties. To the best of the knowledge and belief of the Seller, the Websites do not infringe any foreign or international patents, copyrights, trade secrets, trademarks or other proprietary rights of any third parties.

     2.5 Litigation. There are no pending, or to the best knowledge and belief of Seller, threatened actions or proceedings before any court or administrative agency or other authority which might or will materially or adversely affect Seller's ability or right to perform all of Seller's obligations hereunder. As of the Closing Date there is no suit or action, or legal, administrative, arbitration or other proceeding or governmental investigation affecting the Websites pending, or to the best of the knowledge and belief of Seller, threatened against Seller which could adversely effect the Websites, or against the Seller that would affect or threaten the validity of this transaction.

     2.6 Good Title. Seller has and shall transfer to Buyer at Closing, good and marketable title to the Websites. Seller represents that the Websites is free and clear of any and all security interests, encumbrances or liens.

     2.7 Rights of Seller in Websites. The Websites were created solely by employees, or agents of Seller who are/were under an obligation to assign all right, title and interest therein to Seller.

     2.8 Liabilities. Seller represents that, as of the Closing Date, it is not aware of any liabilities of any nature relating to the Websites.

     2.9 Websites, The Seller has not received any written notice or claim challenging the Seller's ownership or use of any of the Websites or asserting that any other person has any material claim of ownership with respect thereto; the Seller has not assigned, licensed, transferred or encumbered to or for the benefit of any person or entity any of its rights in or to the Websites or any component thereof; the Seller has treated the source code of the Websites, and the data associated therewith, as confidential and proprietary business information, and has taken all reasonable steps to protect the same as trade secrets of the Seller.

     2.10 No Guarantee of Marketing or Business Success. Seller makes no representation, warranty or promise of any kind, express or implied, to the Buyer as to the success of its marketing or business efforts relating to the Websites or this Agreement, nor with respect to the amount of payments or revenues that may accme through the Websites. Buyer shall have full freedom and flexibility in the design and implementation of its marketing and advertising programs, including, without limitation, the selection of market channels, the timing and sequence of roll-out programs, the level of effort to be devoted, the determination of pricing strategy, and the offering of products by or through the Websites. Notwithstanding anything to the contrary contained herein, attached hereto as Exhibit 2.10 is a true and accurate copy of the third party generated reports depicting the advertising revenue for the previous two (2) full months prior to the Closing, which the Seller hereby represents and warrants to the best of his knowledge is true, accurate and complete, for such time period prior to the Closing.

     2.11 Warranty Disclaimer. EXCEPT FOR THE FOREGOING EXPRESS WARRANTIES MADE BY SELLER ABOVE, THE WEBSITES ARE, TO THE FULLEST EXTENT PERMISSIBLE BY LAW, SOLD TO BUYER "AS-IS". SELLER HEREBY DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS RELATING TO THE WEBSITES AND THIS AGREEMENT, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OR MERCHANTIBILITY AND FITNESS FOR A PARTICULAR USE OR PURPOSE.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Buyer represents and warrants to Seller as follows:

     3.1 Corporate Existence and Authority. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to execute and deliver this Agreement and the agreements contemplated hereby, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby,

     3.2 Authorization; Binding Effect. The execution and delivery by Buyer of this Agreement and the agreements contemplated thereby, and the performance by Buyer of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of Buyer, including all requisite board of directors approval. This Agreement has been duly and validly executed and delivered by Buyer and, upon the execution and delivery thereof by Seller, will constitute the legal, valid and binding obligations of Buyer enforceable against it in accordance with its terms.

     3.3 Absence of Conflicts. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Buyer, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Buyer or by which Buyer or any of its properties is bound or affected,
(iii) breach any agreement to which Buyer is a party.

     3.4 Litigation. There are no pending, or to the best knowledge and belief of Buyer, threatened actions or proceedings before any court or administrative agency or other authority which might or will materially or adversely affect Buyer's ability or right to perform all of Buyer's obligations hereunder.

                                   ARTICLE IV
                               CLOSING OBLIGATIONS
                               -------------------

     4.1 Seller's Obligations at Closing. At the Closing, Seller shall execute and deliver to Buyer a bill of sale, assignment, and such other instruments and documents of conveyance and transfer to Buyer all of Seller's right, title and interest in and to the Websites.

     4.2 Seller's Further Assurances. From time-to-time, at Buyer's reasonable request, whether at or after the Closing and without further consideration, Seller shall execute and deliver to Buyer such instruments as may reasonably be required to carry out the intent and purpose of this Agreement, and deliver to Buyer such other data, papers and information as may be requested by Buyer to assist Buyer in the use of the Websites. Except as otherwise provided in Section
1.6 above, in the event Buyer's requests become unduly time consuming or burdensome on Seller, then Seller shall notify Buyer and Seller may continue to assist Buyer pursuant to the terms and conditions of a separate consulting agreement, at Seller's then current rates of charge.

     4.3 Buyer's Obligations at Closing. At Closing, Buyer shall deliver to Seller that portion of the Purchase Price due at Closing.

                                    ARTICLE V
                                 INDEMNIFICATION
                                 ---------------

     5.1 Indemnification. From and after the Closing Date, and subject to the limitation of liability set forth IN Section 5.3 below, each party agrees to defend, indemnify, and hold the other party and its officers, directors, stockholders, parents, subsidiaries, and affiliates harmless from and against all Indemnifiable Damages of the other party. For this purpose, "Indenmifiable Damages" means the aggregate of all expenses, losses, costs, deficiencies, liabilities, and damages (including attorney's fees and court costs) incurred or suffered by the indemnified party, or any of its directors, officers, stockholders, agents, employees, parents, subsidiaries, or affiliates, or parents', subsidiaries' or affiliates' officers, directors, stockholders, agents, or employees, as a direct result of or in connection with; (i) any breach of a representation or warranty made in or pursuant to this Agreement,
(ii) any default in the performance of any of the covenants or agreements made in this Agreement, (iii) any failure of Seller to pay, discharge, or perform ANY OF the Excluded Liabilities, or any asserted liability resulting from any dispute or claim against Buyer concerning any of the Excluded Liabilities, (iv) any failure of Buyer to pay, or any asserted liability resulting from any dispute or claim against Seller concerning any of the Ongoing Liabilities or (v) resulting from or arising out of or relating to the operations or business of the indemnifying party, or resulting from, arising out of, or relating to any act or omission of the indemnifying party or its directors, officers, employees, consultants, or agents.

     5.2 Right of Release or Offset. Notwithstanding anything to the contrary contained herein, in the event that Seller shall become obligated to pay any sum hereunder to Buyer, Buyer may, upon ten (10) days prior written notice to Seller, offset and deduct from the Purchase Price any such monies. If Seller objects to any such offset and provide notice thereof to Buyer prior to the expiration of such ten (10) day period (the "Dispute Period"), Buyer shall have fifteen (15) days to respond in a written statement to the objection of Seller. If after such fifteen (15) day period there remains a dispute as to any claims, Seller and Buyer shall attempt IN good faith for ten (10) days to agree upon a resolution with respect to each of such claims. If Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties setting forth the agreed upon settlement. If no such agreement can he reached after good faith negotiation, either Buyer or Seller may, by written notice to the other, demand arbitration and shall be solely and finally settled by a single arbitrator in accordance with the Commercial Rules of the American Arbitration Association (the "Rules"); provided, however, that in the event of conflict between the Rules and the terms of this Agreement, the terns of this Agreement shall govern. The place of arbitration shall be New York City, New York; and the law applicable to the arbitration procedure shall be the Federal Arbitration Act (9 USC ss. 2). To commence arbitration of any such dispute, the party desiring arbitration shall notify the other party in writing in accordance with the Rules. In the event that the parties fail to agree on the selection of an arbitrator within 15 days after the delivery of such notice, the arbitrator shall be selected by the American Arbitration Association upon the request of either party.

     The parties agree that the award of the arbitrator shall be (1) the sole and exclusive remedy between them regarding any claims, counterclaims, or issues presented to the arbitrator; (2) final and subject to no judicial review; and
(3) made and shall promptly be payable in U.S. dollars free of any tax, deduction, or offset. The parties further agree that any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, he charged against the party resisting such enforcement. The parties hereto agree that judgment on the arbitration award may be entered and enforced in any court having jurisdiction over the parties or their assets. Each party shall, except as otherwise provided herein, be responsible for its own expenses, including legal fees, incurred in the course of any arbitration proceedings. The fees of the arbitrator shall be divided evenly between the parties.


     5.3 LIMITATION OF LIABILITY, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT SUCH DAMAGES WERE FORESEEN OR UNFORESEEABLE. IN ALL EVENTS, THE CUMULATIVE LIABILITY OF THE SELLER OR THE BUYER FOR ANY LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE LIMITED TO THE PURCHASE PRICE, EXCEPT IN THE CASE OF A LOSS ARISING OUT OF FRAUD OR DELIBERATE MISREPRESENTATION OF FACT BY THE PARTY FROM WHOM SUCH LOSSES ARE SOUGHT TO BE RECOVERED.

                                   ARTICLE VI
                                    COVENANTS
                                    ---------

     6.1 Non-Competition.

At all times from the Closing until the fifth anniversary of the Closing, without the prior written consent of Buyer, Seller shall not:

     a) enter into or engage, directly or indirectly in the business of designing, developing, marketing or distributing any Driver content based website, offer Drivers or Shareware for download, or provide general support for Drivers. For purposes of this Agreement, "Drivers" means any software device drivers used to provide network and connectivity for software and hardware applications (the "Specified Technology"); or

     b) the design, manufacture, sale and distribution of BIOS related diagnostic software, or the designing, developing, marketing or distributing any website relating to the design, manufacture, sale and distribution of BIOS related diagnostic software ("Bios Business")

     b) PROMOTE OR ASSIST, FINANCIALLY OR OTHERWISE, ANY PERSON, FIRM, ASSOCIATION, CORPORATION, OR OTHER ENTITY ENGAGED IN THE SPECIFIED TECHNOLOGY OR BIOS Business.

The parties agree that due to the unique nature of the services and capabilities of Seller, there can be no adequate remedy at law for any breach of the obligations of Seller hereunder, that any such breach by Seller may allow the other party hereto and/or third parties to unfairly compete with Buyer and its affiliates resulting in irreparable harm to Buyer and therefore, that upon any such breach by Seller or any threat thereof, Buyer and its affiliates shall he entitled to appropriate equitable relief in addition to whatever remedies it might have at law.

                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

     7.1 Non-Waiver. No delay or failure on the part of either parry in exercising any RIGHT hereunder, AND NO PARTIAL OR SINGLE exercise thereof, will constitute a waiver of such right or of any other right hereunder.

     7,2 Headings. Headings in this Agreement are for convenience only and are not to be used for interpreting OR CONSTRUING ANY PROVISIONS hereof.

     7.3 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts to the jurisdiction of whose courts the parties hereto submit.

     7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one in the same instrument.

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

     7.5 Binding Nature. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     7.6 Survival of Representations and Warranties. Except as otherwise expressly provided in this Agreement, the representations and warranties of Buyer and Seller shall survive the Closing indefinitely.

     7.7 Amendment; Successors and Assigns. This Agreement may be amended only by an instrument signed by the authorized representatives of the parties hereto. Neither party may assign any of its rights, obligations, or liabilities arising hereunder without the prior written consent of the other, except as otherwise provided herein, and any such assignment or attempted assignment shall be null and void.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as an instrument under seal by their authorized representatives as of the date first above written.


SELLER                                BUYER:

                                      TOUCHSTONE CAPITAL GROUP, INC.

Peter Jonnes, Individually
                                      By:____________________________
                                         Pierre A. Narath, President

Assumption of Liabilities, Buyer hereby undertakes, assumes and agrees to perform pay and discharge when due all liabilities and obligations accruing and required to be performed on or alter the date hereof for the operation of the Transferred Assets..

Relationship with the Framework Agreement, This Bill of Sale is intended to evidence the consummation of the transactions contemplated by the Framework Agreement This Bill of Sale is made Without representation or warranty except as provided in and by the Framework Agreement. This Bill of Sale is in all respects subject to the provisions of the Framework Agreement and is not intended 1n my way to supersede, limit or quality any provision or the Framework agreement.

Further Assurances. Each party hereby agrees on demand to make, exceed;, acknowledge and deliver any and all further documents and instruments, and to do and cause to be done all such further acts, reasonably requested by the other party to evidence and/or in any manner to perfect the transfer and assignment to Buyer of the Transferred Assets contemplated hereby.

Successors, This Bill of Sale shall inure to the benefit of and is binding upon the respective successors and assigns of Seller and Buyer.

Governing Law. This Bill of Sale shall be gmemed by the laws of the Commonwealth of Massachusetts without giving effect to its conflict of laws principles.

Dispute Resolution. Any dispute as to matters relating to this Bill of Sale shall be resolved in accordance with the arbitration procedures set forth in the Framework Agreement.

IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed and delivered effective as of the date First written above,

BUYER;                                   SELLER:

                                         TOUCRSTONE CAPITAL GROUP, INC.



Peter Jonnes, Individually               By,
                                             -------------------------
                                             Pierre A. Nareth, President

                                    EXHIBIT A

                                    WEBSITES
                                    --------


1.   www,totallvdrivers.com
2.   www.driversdb.com

                              ASSIGNMENT AGREEMENT

     AGREEMENT made this 8th day of September, 2005, by and between eSupport.com, Inc., a New Hamsphire corporation with a principal business address of 1538 Turnpike Street, North Andover, Massachusetts ("eSUPPORT") and Touchstone Capital Group, Inc., a Delaware corporation with a principal business address of 1538 Turnpike Street, North Andover, Massachusetts ("TSC").

     WHEREAS, pursuant to a Website Purchase Agreement dated April 2005, by and between TSC and Peter James (the "Purchase Agreement"), a copy of which is attached hereto as Exhibit A, TSC purchased the Websites (as defined in the Purchase Agreement);

     WHEREAS, the Board of Directors of Touchstone Software Corporation ("TSSW") have determined that the Websites fall within eSUPPORT's core business, and wish to purchase the Websites and eSUPPORT's rights and obligations under the Purchase Agreement; and

     TSC wishes to sell, transfer and assign all of its right, title and interest in and to the Website and the Purchase Agreement, in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties agree as follows:

     1. Subject to the terms and conditions of this Agreement, TSC hereby assigns all of its right, title and interest in and to the Website and the Purchase Agreement to eSupport. The representations and warranties made by Peter Jonnes in the Purchase Agreement are incorporated herein by reference, and TSC hereby ratifies and confirms such warranties, as if originally made by TSC, for the benefit of eSupport.

     2. In consideration of TSC's assignment of the Website and the Purchase Agreement to eSupport, TSSW, on behalf of its wholly owned subsidiary, eSupport, agrees as follows: (i) to pay to TSC Thirty Five Thousand ($35,000.00) Dollars (which represents the first installment of the Purchase Price (as defined in the Purchase Agreement) paid by TSC), and (ii) to assume all remaining obligations of TSC under the Purchase Agreement, including, without limitation, satisfying the remaining portion of the Purchase Price.

     3. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts to the jurisdiction of whose courts the parties hereto submit.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as an instrument under seal by their authorized representatives as of the date first written above.

                                   eSupport, Inc.

                                   By:__________________
                                   Name:________________
                                   Title:_______________

Acknowledged and Accepted:

Touchstone, Software Corporation


By:_____________________
Name:___________________
Title:__________________

     Reference is made to a Website Purchase Agreement dated April _______________________________________, 2005, by and between Touchstone Capital
Group, Inc. and Peter Jonnes (the "Purchase Agreement"). The undersigned hereby consents to the transfer and assignment of all of Touchstone Capital Group, Inc.'s right, title and interest in and to the Purchase Agreement and the Websites (as defined in the Purchase Agreement), to eSupport.com, Inc.

     eSupport.com. Inc. hereby agrees to assume and discharge all of Touchstone Capital Group, Inc.'s obligations set forth in the Purchase Agreement.



                                               Peter Jonnes, Individually
                                               eSupport.com, Inc.


                                               By:_________________________
                                               Name:_______________________
                                               Title:______________________